EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC §1350, as adopted), Karen Magee, the Chief Executive Officer of PlanetOut Inc. (the “Company”), hereby certifies that, to the best of her knowledge:
     1. The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, and to which this Certification is attached as Exhibit 32.1 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and
     2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.
     In Witness Whereof, the undersigned has set her hand hereto as of the 14th day of May 2008.

/s/ KAREN MAGEE
Karen Magee
Chief Executive Officer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report. A signed original of this written statement required by Section 906 has been provided to PlanetOut Inc. and will be retained by PlanetOut Inc. and furnished to the Securities and Exchange Commission or its staff upon request.